Exhibit 10.21

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”), dated as of July 12, 2024 (the “Effective Date”), between NeOnc Technologies Holdings, Inc., a Delaware corporation (the “Company”) and Dr. Thomas Chen (the “Executive”) amends the Employment Agreement (“Agreement”), dated as of January 4, 2024, between the Company and the Executive as follows:

1. Paragraph 1 of the Agreement is hereby amended to read in full as follows:

“The initial term of the Executive’s employment by the Company (directly or through its wholly-owned subsidiary NeOnc Technologies, Inc.) pursuant to this Agreement shall commence upon the effective date of the Company’s listing of its common stock on a national securities exchange if such listing occurs on or before December 31, 2024 (the “Effective Date”) and shall continue for and shall continue through and expire on that date which is seven months from the Effective Date (the “Employment Period”). Thereafter, the Employment Period shall automatically renew for a successive period of one (1) year each, unless either party shall have given to the other at least fifteen (15) days’ prior written notice of their intention not to renew the Executive’s employment prior to the end of the Employment Period or the then applicable renewal term, as the case may be. In any event, the Employment Period may be terminated as provided herein.”

2. Except as otherwise set forth in this Amendment, all terms and conditions as set forth in the Agreement remain in full force and effect.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to Employment Agreement as of the day and year first above written.

NEONC TECHNOLOGIES HOLDINGS, INC.

/s/ Amir Heshmatpour
Name:	Amir Heshmatpour
Title:	Chairman (Executive)

EXECUTIVE:

/s/ Thomas Chen
Name:	Dr. Thomas Chen
Title:	Chief Executive Officer